UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2018

EYEGATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2018, the Board of Directors (the “Board”) of EyeGate Pharmaceuticals, Inc. (the “Company”) increased the size of the Board from seven directors to eight directors. The Board appointed Steven J. Boyd as a Class I director of the Company to fill the vacancy created by the increase in the size of the Board, effective as of May 15, 2018, to serve in office until the 2019 annual meeting of stockholders or until his successor is duly elected and qualified or until his earlier resignation or removal.

Mr. Boyd is the Chief Investment Officer of Armistice Capital (“Armistice”), a long-short equity hedge fund focused on the health care and consumer sectors based in New York City. Previously, Mr. Boyd had been a Research Analyst at Senator Investment Group, York Capital, and SAB Capital Management, where he focused on health care. Mr. Boyd began his career as an Analyst at McKinsey & Company. Mr. Boyd has served as a member of the board of directors of Cerecor Inc., an integrated biopharmaceutical company focused on pediatric healthcare, since April 2017. Mr. Boyd received a B.S. in Economics as well as a B.A. in Political Science from The Wharton School of the University of Pennsylvania.

Mr. Boyd will not receive compensation for his services as a member of the Board. There are no understandings or arrangements between Mr. Boyd and any other person pursuant to which he was selected as a director. Mr. Boyd does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or officer.

As previously disclosed, on April 17, 2018, the Company completed its public offering of 14,730,000 shares of the Company’s common stock, 6.536.4 shares of the Company’s Series C Convertible Preferred Stock (convertible into 20,426,250 shares of common stock) and warrants to purchase 35,156,250 shares of common stock, for aggregate gross proceeds of $11.25 million (the “April 2018 Offering”). An affiliate of Armistice participated in the April 2018 Offering and purchased from the Company (i) 3,150,000 shares of common stock, (ii) 4,092 shares of Series C Convertible Preferred Stock (convertible into 12,787,500 shares of common stock), and (iii) warrants to purchase 15,937,500 shares of common stock, for a total purchase price of $5.1 million.

Also as previously disclosed, on June 14, 2017, the Company completed a public offering of 5,336,667 shares of the Company’s common stock, 1,995 shares of the Company’s Series B Convertible Preferred Stock (convertible into 1,330,000 shares of common stock) and warrants to purchase 6,666,667 shares of common stock, for aggregate gross proceeds of $10.0 million (the “June 2017 Offering” and, together with the April 2018 Offering, the “Offerings”). An affiliate of Armistice participated in the June 2017 Offering and purchased from the Company (i) 1,600,000 shares of common stock, (ii) 600 shares of Series B Convertible Preferred Stock (subsequently converted into 400,000 shares of common stock), and (iii) warrants to purchase 2,000,000 shares of common stock, for a total purchase price of $3.0 million.

Other than the Offerings, there are no transactions in which Mr. Boyd has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

On May 16, 2018, the Company issued a press release regarding Mr. Boyd’s appointment.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
99.1	Press Release issued by EyeGate Pharmaceuticals, Inc. on May 16, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen From
Stephen From
President and Chief Executive Officer

Date: May 16, 2018

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